As filed with the Securities and Exchange Commission on January 3, 2013

File No. 333-57890

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUSA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	22-3103129
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

25 Upton Drive

Wilmington, Massachusetts 01887

(Address of Principal Executive Offices) (Zip Code)

DUSA Pharmaceuticals, Inc. 1996 Omnibus Plan, As Amended

(Full Title of the Plan)

Robert F. Doman, President and Chief Executive Officer

DUSA Pharmaceuticals, Inc.

25 Upton Drive

Wilmington, Massachusetts 01887

(978) 657-7500

(Name and Address and Telephone of Agent for Service)

Copy to

Fred B. Green

Bodman PLC

6th Floor at Ford Field

1901 St. Antoine Street

Detroit, MI 48226

(313) 392-1056

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

DUSA Pharmaceuticals, Inc. (“DUSA”) is filing this Post-Effective Amendment No. 1 to deregister unsold shares of common stock of DUSA that were registered under the Registration Statement on Form S-8 originally filed on March 29, 2001 (Registration No. 333-57890) (the “Registration Statement”), for issuance pursuant to the DUSA Pharmaceuticals, Inc. 1996 Omnibus Plan (the “1996 Omnibus Plan”), as amended. The Registration Statement registered a total of 385,230 shares issuable pursuant to the 1996 Omnibus Plan.

As of November 8, 2012, DUSA, Sun Pharmaceutical Industries Limited (“Sun Pharma”) and Caraco Acquisition Corporation (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). As of November 16, 2012, Sun Pharma assigned its rights under the Merger Agreement to Caraco Pharmaceutical Laboratories, Ltd. (“CPL”). On December 20, 2012, pursuant to the Merger Agreement, Merger Sub merged with and into DUSA, with DUSA surviving as a wholly-owned subsidiary of CPL (the “Merger”).

In connection with the Merger Agreement and the Merger, DUSA hereby removes from registration the securities of DUSA registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, Commonwealth of Massachusetts, on January 3, 2013.

DUSA PHARMACEUTICALS, INC.

By:	/s/ Richard C. Christopher
Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 3, 2013:

Name and Signature:	Title:

/s/ Richard C. Christopher Richard C. Christopher	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Robert F. Doman Robert F. Doman	President and Chief Executive Officer (Principal Executive Officer)

/s/ GP. Singh GP. Singh	Director

/s/ Subramanian Kalyanasundaram Subramanian Kalyanasundaram	Director

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